SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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2nd Request
Urgent Proxy Information

PLEASE CAST YOUR VOTE NOW!

Dear Shareholder:

Several weeks ago we mailed you proxy information to enable you to vote on important proposals that affect your fund(s). This information describes each proposal and asks for your vote on these important issues. It has been called to our attention that we have not yet received your ballot.

YOUR VOTE IS IMPORTANT, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY
BE.

I am writing to remind you that your participation is extremely important. The Special Meeting of Shareholders scheduled for June 14, 2000 cannot be held until we receive a majority of the votes. If you do not plan to cast your vote at the meeting on June 14, please indicate your vote on the enclosed proxy card(s). Shareholders who hold more than one account in the fund(s) will receive a separate card for each account and should vote each card.

VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED.

TO VOTE BY MAIL

Please mail your SIGNED proxy card(s) in the postage-paid envelope.

TO VOTE BY FAX

Please fax the front and back of your SIGNED proxy card(s) to our proxy tabulator at
1-888-451-8683.

TO VOTE BY TOUCH-TONE TELEPHONE

Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions.

If you have already voted, thank you for your response. If you have any further questions, please call Fidelity at 1-800-544-6666. We appreciate your immediate attention. Thank you.

Sincerely,
Edward C. Johnson 3d
Chairman and Chief Executive Officer

PXL2-SEC-0400